Exhibit 3.111

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES MOBILE TRANSFER STATION, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF JUNE, A.D. 2010, AT 9:43 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES CHICKASAW TRANSFER STATION, LLC” TO “ADVANCED DISPOSAL SERVICES NORTH MOBILE TRANSFER STATION, LLC”, FILED THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2010, AT 5:11 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES NORTH MOBILE TRANSFER STATION, LLC” TO “ADVANCED DISPOSAL SERVICES MOBILE TRANSFER STATION, LLC”, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2010, AT 2:25 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES MOBILE TRANSFER STATION, LLC”.

Jeffrey W. Bullock, Secretary of State

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES CHICKASAW TRANSFER STATION, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Chickasaw Transfer Station, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 25th of June 2010.

ADVANCED DISPOSAL SERVICES, INC.

Christian B. Mills,
Authorized Person of Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Advanced Disposal Services Chickasaw Transfer Station, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of this limited liability company is Advanced Disposal Services North Mobile Transfer Station, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the      day of             , A.D.     .

By:
Authorized Person(s)

Name:
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Advanced Disposal Services North Mobile Transfer Station, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of this limited liability company is Advanced Disposal Services Mobile Transfer Station, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the      day of             , A.D.     .

By:
Authorized Person(s)

Name:
Print or Type

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